UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 22, 2009, Onyx Pharmaceuticals Inc., or Onyx, and Bayer HealthCare Pharmaceuticals, or Bayer, announced that their first cooperative group-sponsored randomized Phase 2 trial in advanced metastatic breast cancer met its primary endpoint of progression-free survival. The study evaluated Nexavar® (sorafenib) tablets in combination with the oral chemotherapeutic, capecitabine, in patients with locally advanced or metastatic HER-2 negative breast cancer. Study findings demonstrated that the median progression-free survival was extended in patients treated with Nexavar and capecitabine compared to patients receiving capecitabine and placebo. These results were statistically significant
(p = .0006). In this trial, the safety and tolerability of the combination was as expected and did not show any new or unexpected toxicities. A complete data analysis from this study is expected to be presented at an upcoming scientific meeting.
A copy of the press release, titled “Nexavar in Combination with Chemotherapy Shown to Extend Progression-Free Survival in Patients with Advanced Breast Cancer” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
99.1	Press release, dated July 22, 2009, titled “Nexavar in Combination with Chemotherapy Shown to Extend Progression-Free Survival in Patients with Advanced Breast Cancer”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2009	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer